Exhibit 99.1
August 1, 2005
Verso Announces Management Changes
Monty Bannerman to Become Chief Executive Officer and Join Board of Directors
ATLANTA — Verso Technologies, Inc. (Nasdaq: VRSO), a provider of packet-based solutions, announced today that it will promote Monty Bannerman, currently Senior Vice President of Strategic Initiatives, to the position of Chief Executive Officer, succeeding Steven Odom who will remain Chairman of the Board. Bannerman will report to the Board of Directors, which he will also join. These changes will be effective as of October 1, 2005. Juliet Reising, Verso’s Chief Financial Officer, will resign her board seat to ensure that the majority of the board is comprised of independent directors. Until October 1, 2005, Bannerman will assume the role of President and Chief Operating Officer, which has been held by Lewis Jaffe, who has left the company.
Monty Bannerman joined the company in a sales consulting capacity in September 2004 and became the company’s Senior Vice President of Strategic Initiatives in November 2004. He assumed the responsibility for managing the company’s sales, marketing and channel distribution efforts in early 2005. Under his leadership, he shifted the company’s focus to products that offer shorter sales cycles and market segments with higher growth potential. Additionally, he was responsible for the successful launch of new products that were introduced in the first quarter, which the company believes will provide future high growth opportunities. The processes and procedures that Bannerman implemented have not only resulted in improved and more accurate forecasting, but have provided the company with improved visibility on product enhancements which should result in additional growth for Verso. His success is evidenced by the recently announced quarterly results, which reflected a revenue increase of 29% over the first quarter of 2005 and the second quarter of last year and in the company’s expectations for consecutive growth in the next two quarters.
Steve Odom has served as the company’s Chairman and Chief Executive Officer since 2000. In addition to the normal corporate governance duties of Chairman of the Board, Odom will continue to provide vision for the company and will focus his efforts on strategic planning, mergers and acquisitions, strategic relationships and partnerships, as well as high level customer contacts.
“We are very pleased that Monty Bannerman has agreed to accept the Chief Executive Officer role,” commented Steve Odom, Chairman and Chief Executive Officer. “In addition to his sales and marketing responsibilities, Monty has had a significant impact on all aspects of Verso’s operations since he joined the company. Over the last ten months, he has proven his value to the company by revamping the sales force, redirecting our marketing efforts and providing leadership in setting our technology direction. I believe that Monty’s proven track record and leadership capabilities speak for themselves and as Chief Executive Officer, he will be successful in leading our company’s efforts to focus on profitability through revenue growth.”
With over 25 years of industry experience, Bannerman has experience in nearly all sectors of the telecommunications industry and was engaged in the early introduction of digital and Internet technologies and services throughout the world. He has extensive experience in the areas of strategic planning, business development, as well as sales and marketing, engineering, systems development and network operations.
Before joining Verso, Bannerman served as Terremark Worldwide’s Chief Technical Officer in 2000, where he led the teams responsible for the design, implementation and operation of the Network Access Point (NAP) of the Americas, the fifth tier-one NAP in the world. The NAP is home to over 165 of the worlds’ largest carriers and many US government entities and is one of the primary interconnection and peering facilities in the United States. He was also instrumental in raising capital for the company.
Prior to that, in 1996, Bannerman founded IXS.NET, which developed and deployed one of the first integrated VOIP network platforms in Asia providing services in China, Taiwan and Hong Kong. He had previously founded DSP.NET in 1993, one of the first commercial ISPs in northern California.
From 1983 to 1993 Bannerman served as Vice President at Bell Canada International, to assist Nortel Networks in the global introduction and market development of Nortel’s new DMS digital central office switching and SL-10 packet network products. Prior to that, Bannerman had been with Bell Canada since 1979, where he was involved in the introduction of the first digital switching and packet network systems to national and international corporations.
In connection with Bannerman’s appointment and as an inducement for him to serve as the company’s Chief Executive Officer, the company’s independent compensation committee approved granting him ten-year non-qualified options to purchase 500,000 shares of the company’s common stock at $.50 per share, with 250,000 of these options vesting immediately, and 250,000 vesting over four years. The company also plans to grant him ten-year non-qualified options to purchase 250,000 shares at the higher of $1.25 per share or market price, vesting over four years, on January 2, 2006. Bannerman had received options to purchase 250,000 shares at $.69 per share when he was hired in November 2004, bringing his package to 1,000,000 options in total.
Conference Call — Today at 5 pm Eastern
In conjunction with today’s announcement, Verso will hold a conference call at 5 pm Eastern time today. The call in number for the conference call is (800) 553-0349 in the United States and (612) 332-1213 for international callers. The passcode to access the call is 791816. In addition, a live webcast of the conference call will be available, which can be accessed through the investor section of the Verso website, www.verso.com, or at www.streetevents.com. To listen to the call, please go to the website at least 15 minutes early to download and install any necessary audio software. For those who are unable to listen to the live broadcast, the webcast will be archived on the investor section of Verso’s website for 30 days. A telephone replay of the call will be available from 6:45 p.m. EDT on August 1, 2005 through 11:59 p.m. on August 15, 2005 at 800.475.6701 for domestic callers and 320.365.3844 for international callers. The passcode is 791816.
Forward Looking Statements
Certain statements contained in this release that are not statements of historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words — “believe”, “expect”, “anticipate”, “intend”, “will”, and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future orders, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us. These forward-looking statements may be affected by the risks and uncertainties in our business and are qualified in their entirety by the cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2004. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements.
About Verso Technologies
Verso is a leading provider of next generation communication solutions for carriers and service providers that want to lower their communication infrastructure costs and enhance service capabilities without sacrificing reliability, scalability and quality of service. With an extensive solutions portfolio that extends from the core to the edge of a network, Verso enables customers to leverage legacy technology investments towards converged networks that are faster and more cost-effective to deploy and easier and more flexible to manage. Verso solutions are currently deployed in thousands of customer networks in over 120 countries. For more information, contact Verso at www.verso.com or call 678.589.3500.
Verso Investor Contact:
Monish Bahl
Vice President Investor Relations
Verso Technologies, Inc.
678.589.3579
Monish.Bahl@verso.com